040105

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Articles of Incorporation

(PURSUANT TO NRS CHAPTER 78)

Filed in the office of	Document Number
Barbara K. Cegavske	20180332214-06
Barbara K. Cegavske, Secretary of State, State of Nevada	Filing Date and Time: 07/27/2018 1:42 PM
	Entity Number: E0357762018-4

(This document was filed electronically.)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation: PROFICIENT ALPHA ACQUISITION CORP.

2. Registered Agent for Service of Process: (check only one box)

- [X] Commercial Registered Agent: EASTBIZ.COM, INC. (Name)
- [ ] Noncommercial Registered Agent (name and address below) **OR** [ ] Office or Position with Entity (name and address below)

Name of Noncommercial Registered Agent **OR** Name of Title of Office or Other Position with Entity:

Street Address: | City: | Nevada | Zip Code:

Mailing Address (if different from street address): | City: | Nevada | Zip Code:

3. Authorized Stock: (number of shares corporation is authorized to issue)

Number of shares *with par value:* 150000000 | Par value per share: $ 0.001 | Number of shares *without par value:* 0

4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)

	Name	Street Address	City	State	Zip Code
1)	DI CHEN	7951 S.W. 6TH STREET, SUITE 216	PLANTATION	FL	33324
2)	JOHN BODE	7951 S.W. 6TH STREET, SUITE 216	PLANTATION	FL	33324

5. Purpose: (optional; required only if Benefit Corporation status selected)

The purpose of the corporation shall be: ANY LEGAL PURPOSE

6. Benefit Corporation: (see instructions) [ ] Yes

7. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

Name: EASTBIZ.COM, INC.

X EASTBIZ.COM, INC. — Incorporator Signature

Address: 5348 VEGAS DRIVE | City: LAS VEGAS | State: NV | Zip Code: 89108

8. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity.

X EASTBIZ.COM, INC. — Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity

Date: 7/27/2018

This form must be accompanied by appropriate fees.

Articles of Incorporation

CONTINUED

Includes data that is too long to fit in the fields on the NRS 78 Form and all additional director/trustees and incorporators

ENTITY NAME:	**PROFICIENT ALPHA ACQUISITION CORP.**
FOREIGN NAME TRANSLATION:	NOT APPLICABLE
PURPOSE:	ANY LEGAL PURPOSE

REGISTERED AGENT NAME:	EASTBIZ.COM, INC.
STREET ADDRESS:	NOT APPLICABLE
MAILING ADDRESS:	NOT APPLICABLE

ADDITIONAL DIRECTORS/TRUSTEES
PATRICK WONG 7951 S.W. 6TH STREET, SUITE 216 PLANTATION, FL 33324
WALTER R COOK 7951 S.W. 6TH STREET, SUITE 216 PLANTATION, FL 33324
JING CHEN 7951 S.W. 6TH STREET, SUITE 216 PLANTATION, FL 33324
ANDREW SCOTT 7951 S.W. 6TH STREET, SUITE 216 PLANTATION, FL 33324

SECRETARY OF STATE

STATE OF NEVADA

CORPORATE CHARTER

I, Barbara K. Cegavske, the duly elected and qualified Nevada Secretary of State, do hereby certify that **PROFICIENT ALPHA ACQUISITION CORP.**, did on July 27, 2018, file in this office the original Articles of Incorporation; that said Articles of Incorporation is now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on July 27, 2018.

Barbara K. Cegavske
Secretary of State

Certified By: Electronic Filing
Certificate Number: C20180727-1333